UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2019

HIREQUEST, INC.
(Exact name of registrant as specified in its Charter)

Delaware	000-53088	91-2079472
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Springhall Drive, Goose Creek, SC	29445
(Address of Principal Executive Offices)	(Zip Code)

(843) 723-7400
(Registrant’s telephone number, including area code)

_________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	HQI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 3, 2019, as part of its post-merger review of the corporate governance policies of HireQuest, Inc. (the “Company”), the Company’s Board of Directors adopted and approved the HireQuest, Inc. Code of Ethics and Business Conduct (the “Code”). The Code was adopted to, among other things, address the changes to the Company resulting from the merger of Command Center, Inc. and Hire Quest Holdings, LLC. The Code applies to all directors, officers and employees of the Company and all of its subsidiaries. The Code replaces the Command Center, Inc. Standards of Ethics and Business Conduct in its entirety (the “Command Center Code”).

The adoption of the Code did not relate to or result in any waiver, whether explicit or implicit, of any provision of the Command Center Code. A copy of the Code is available on the Company’s website at www.hirequestllc.com by entering the “Invest in HireQuest” tab, then clicking the “Investor Relations” button, and finally selecting “Corporate Governance.” The contents of the Company’s website are not incorporated by reference in this report. The foregoing summary of the Code is subject to and qualified in its entirety by reference to the full text of the Code, attached hereto as Exhibit 14.1 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

14.1	HireQuest, Inc. Code of Ethics and Business Conduct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HIREQUEST, INC. (Registrant)

Date: December 6, 2019	By:	/s/ John McAnnar
John McAnnar
Vice President, Corporate Secretary, and General Counsel